As filed with the Securities and Exchange Commission on January 20, 2009
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1 TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GENERAL STEEL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

NEVADA	3310	412079252
(State or other jurisdiction of incorporation or organization)	Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Kuntai International Mansion Building, Suite 2315
Yi No. 12 Chaoyangmenwai Avenue, Chaoyang District, Beijing 100020

Tel. +86(10) 58797346
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Agent for Service:
InCorp Services Inc.
375 N. Stephanie Street
Suite 1411
Henderson, NV 89014-8909
Tel: (702) 866-2500
(Name, Address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (2)
Common Stock, par value $0.001 per share	$60,000,000	$2,358

(1)
The proposed maximum aggregate offering price per security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder. At no time will the aggregate maximum offering price of all securities issued in any given 12-month period exceed the amount allowed for in General Instruction I.B.6.

(2)	Calculated pursuant to Rule 457(o) under the Securities Act.
(3)
Subject to note 4 below, there is being registered hereunder an indeterminable number of shares of common stock of the registrant as may be sold from time to time by the registrant. Pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable from time to time with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(4)	In no event will the aggregate offering price of all securities issued from time to time pursuant to this registration statement exceed $60,000,000.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

EXPLANATORY NOTE

General Steel Holdings, Inc. (the “Company”) is filing this Amendment No. 1 to Form S-3 (this “Amendment”) to amend the Company’s Form S-3 filed with the Securities and Exchange Commission on January 15, 2009 (the “Original S-3”). The purpose of this Amendment is to provide the conforming signatures which are missing on the signature page of the Original S-3.

This Amendment is limited in scope to the portions of the Form S-3 set forth above and does not amend, update, or change any other items or disclosures contained in the Form S-3.  Accordingly, all other items that remain unaffected are omitted in this filing. None of the amendments to the Form S-3 reflected in this amended Form S-3 resulted in a change to or restatement of the financial statements or other financial information included in the Form S-3.

This amended Form S-3 continues to speak as of the date of its original filing and we have not updated any disclosure to reflect any events that occurred at any subsequent date.  This filing of this amended Form S-3 shall be not deemed an admission that the Original Form S-3, when made, included any untrue statement of a material fact or omitted to state a material fact necessary to make a statement therein not misleading.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Beijing, People’s Republic of China, on the date specified below.

Dated January 20, 2009

GENERAL STEEL HOLDINGS, INC.

By:	/s/ Zuosheng Yu
	Name:	Zuosheng Yu
	Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Zuosheng Yu , and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her and in his or her name, place, and stead, in any and all capacities, to sign any or all amendments or supplements to this registration statement, whether pre-effective or post-effective, including any subsequent registration statement for the same offering which may be filed under Rule 462(b) under the Securities Act of 1933, as amended, to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this registration statement or any amendments or supplements hereto in the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that all said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities on January 20, 2009:

SIGNATURE	TITLE

/s/ Yu, Zuo Sheng	President and Chief Executive Officer
YU, Zuo Sheng	(Principal Executive Officer)

/s/ Chen, John*	Director and Chief Financial Officer
CHEN, John	(Principal Accounting and Financial Officer)

*/s/ Warner, Ross	Director
WARNER, Ross

/s/ Wong, John*	Independent Director
WONG, John

*/s/ Du, Qing Hai	Independent Director
DU, Qing Hai

*/s/ Cao, Zhong Kui	Independent Director
CAO, Zhong Kui

*/s/ Wang, Chris	Independent Director
WANG, Chris

*/s/ Zhang, Dan Li	Director, General Manager of Longmen Joint Venture
ZHANG, Dan Li

*/s/ Hsu, Fred	Independent Director
HSU, Fred